UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2016 (April 28, 2016)

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of HCA Holdings, Inc. (the “Company”) held on April 28, 2016 at the Company’s corporate headquarters in Nashville, Tennessee, the following proposals were voted on by the Company’s stockholders:

1. Election to the Company’s Board of Directors of the following 12 director nominees for a one-year term:

	For	Against	Abstentions	Broker Non-Votes
R. Milton Johnson	324,846,394	6,640,226	3,340,730	17,438,108
Robert J. Dennis	322,455,396	11,438,245	933,709	17,438,108
Nancy-Ann DeParle	333,767,042	807,763	252,545	17,438,108
Thomas F. Frist III	325,840,632	8,743,856	242,862	17,438,108
William R. Frist	326,239,203	8,344,373	243,774	17,438,108
Charles O. Holliday, Jr.	329,798,416	4,774,405	254,529	17,438,108
Ann H. Lamont	328,895,833	4,999,225	932,292	17,438,108
Jay O. Light	333,200,353	1,372,648	254,349	17,438,108
Geoffrey G. Meyers	333,075,752	1,366,186	385,412	17,438,108
Michael W. Michelson	325,845,046	8,726,136	256,168	17,438,108
Wayne J. Riley, M.D.	330,636,124	3,260,554	930,672	17,438,108
John W. Rowe, M.D.	331,762,571	2,813,920	250,859	17,438,108

2. Reapproval, for purposes of Section 162(m) of the Internal Revenue Code, of the material terms of the performance goals under the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated:

For	Against	Abstentions	Broker Non-Votes
269,439,578	63,768,545	1,619,227	17,438,108

3. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016:

For	Against	Abstentions	Broker Non-Votes
347,887,146	2,979,849	1,398,463	0

4. Adoption of a non-binding advisory resolution on the Company’s named executive officer compensation as described in the Company’s 2016 proxy statement:

For	Against	Abstentions	Broker Non-Votes
325,260,716	8,096,744	1,469,890	17,438,108

5. Stockholder proposal regarding a majority vote standard for the election of directors as described in the Company’s 2016 proxy statement:

For	Against	Abstentions	Broker Non-Votes
35,674,318	298,732,355	420,677	17,438,108

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.
(Registrant)

By:	/s/ John M. Franck II
John M. Franck II
Vice President – Legal and Corporate Secretary

Date: May 3, 2016